Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Tom McCann

Phone: 603-589-7603

Ezenia! Inc.

14 Celina Avenue, Suite 17-18

Nashua, NH 03063

investorrelations@ezenia.com

Peter Janke Appointed President and Vice Chairman of the Board

Nashua, N.H., September 7, 2010 — Ezenia! Inc. (OTCBB: EZEN.OB), a leading market provider of real-time situation awareness, command and control solutions for corporate and government networks, today announced that Peter Janke has been appointed President, Vice Chairman of the Board, and Chief Operating Officer, effective immediately, adding these responsibilities to his Board seat.

Mr. Janke has more than 40 years of senior leadership experience in the information technology industry and was most recently the Chief Operating Officer of Raytheon’s Information Systems organization.  A member of the Government Advisory Board of TechAmerica, he has held executive management positions at a variety of IT companies including CSC, Unisys, EDS (HP), and Northrop Grumman.

“With the recent launch of our MxM secure collaboration product, the time is right to bring aboard a seasoned leader who can help bring our solutions into the Government and Commercial markets on an accelerated schedule,” said Khoa Nguyen, Chairman of the Board.  “Pete’s background in dynamic business situations is most impressive and for that reason, the Board has placed this confidence in him. I am delighted to have Pete as a partner and the person in command of all functional organizations, leading the charge for the development of new business opportunities for the Company.”

About Ezenia! Inc.

Ezenia! Inc. (OTC Bulletin Board: EZEN.OB), founded in 1991, is a leading provider of real-time collaboration solutions, bringing new and valuable levels of interaction and collaboration to corporate networks and Internet.  By integrating voice, video and data collaboration, the Company’s award-winning products enable groups to interact through a natural meeting experience regardless of geographic distance.  Ezenia! products allow dispersed groups to work together in real-time using powerful capabilities such as instant audio and text chat, white boarding, screen sharing and secure file storage.  The ability to discuss projects, share information, and modify documents allows users to significantly improve team communication, enhance overall situational awareness and accelerate the decision-making process.  More information about Ezenia! Inc. and its product and service offerings can be found at the Company’s Web site, http://www.ezenia.com .

Note to Investors Regarding Forward-Looking Statements

Statements included herein that are not historical facts may be considered forward-looking statements. You can identify these forward-looking statements by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” and similar words.  Such forward-looking statements, which include statements regarding the Company’s business and financial outlook, expense control and cash balance, ability to obtain new bookings and the impact thereof, launch of new products, pursuit of sales opportunities and resulting effects, and long-term strategy, involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  These risks and uncertainties include the considerations that are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, such as the evolution of Ezenia!’s market, dependence on the United States government as its largest customer and on other major customers, continued funding of defense programs by the United States government and the timing of such funding, uncertainties associated with procurement processes and on-going bidding activities for government programs, rapid technological change and competition within the collaborative software market, the Company’s reliance on third-party technology, protection of its propriety technology, customer acceptance of InfoWorkSpace, MxM Secure and other new products including the acceptance of the Company’s products in the commercial market, retention of key employees, stock price volatility, the Company’s history of liquidity concerns and operating losses, and other considerations that are discussed further in such report.  You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made.  The Company disclaims any obligation to update forward-looking statements after the date of such statements.

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Note: Ezenia! is a registered trademark of Ezenia! Inc., and the Ezenia! Logo and InfoWorkSpace are trademarks of Ezenia! Inc.  Additional information on Ezenia! and its products is available at www.ezenia.com.